EXHIBIT 10.34
Execution Version

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

FOURTH AMENDMENT    TO LOAN AND SECURITY AGREEMENT    (this
"Amendment"), dated as of November 20, 2012, is among TEMPUS ACQUISITION, LLC, a Delaware limited liability company (the "Borrower"), the Lenders signatories below, and GUGGENHEIM CORPORATE FUNDING, LLC, as administrative agent (the
"Administrative Agent").

RECITALS

A. The Borrower, the Administrative Agent and the Lenders are party to that certain Credit and Security Agreement dated as of June 30, 2011 (as amended, restated or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.The Company, the Administrative Agent and the undersigned Lenders wish to provide for a term loan in the amount of $2,500,000 to be made as Tranche B Term Loan thereunder on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree to amend the Credit Agreement as follows:

1.Amendment of Credit Agreement.

(a)Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of "Tranche B Upsize Term Loan Commitment" and "Tranche B Upsize Term Loans" and inserting the following defined terms into Section 1.01 in correct alpha order, as follows:

"Tranche B Upsize Term Loan Commitment" means (a) as to any Tranche B Term Lender, the aggregate commitment of such Tranche B Term Lender to make Tranche B Upsize Term Loans as set forth on Schedule 2.01 or in the most recent Assignment Agreement or other documentation contemplated hereby executed by such Tranche B Term Lender and (b) as to all Tranche B Term Lenders, the aggregate commitment of all Tranche B Term Lenders to make Tranche B Upsize Term Loans, which aggregate commitment shall be $9,100,000 on the date of this Agreement. After advancing any Tranche B Upsize Term Loan, each reference to a Tranche B Term Lender's Tranche B Term Loan Commitment shall refer to that Tranche B Term Lender's Applicable Percentage of the Tranche B Term Loans, including without limitation the Tranche B Upsize Term Loans.

"Tranche B Upsize Term Loans" means the term loans made by the Tranche B Term Lenders to the Borrower as of October 5, 2012 and on or after November 20, 2012 pursuant to Section 2.01.

(b)Clause (d) of Section 2.01 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its place and stead:

(d) each Tranche B Term Lender with a Tranche B Upsize Term Loan Commitment agrees to make a Tranche B Term Loan to the Borrower in Dollars on October 5, 2012 and on or after November 20, 2012, respectively, in an amount equal to such Lender's Tranche B Upsize Term Loan Commitment by making funds immediately available to the Borrower's designated account, not later than the time specified by the Administrative Agent.

(c)Section 2.12 of the Credit Agreement is hereby amended by adding the following Subsection 2.12(c):

(c)All principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses (other than fees or expenses that are for Agent's separate account) shall be apportioned ratably among the Lenders having a pro rata share of the type of Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrower shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied to reduce the balance of the Revolving Loans outstanding, if any, to make payments then due and payable with respect to the Term Loans and to pay all other amounts then due under this Agreement and the other Loan Documents, and thereafter, to Borrower or such other Person entitled thereto under applicable law.

(d)Clause (d) of Section 5.09 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its place and stead:

, (d) with respect to the Tranche B Upsize Term Loan in the amount of
$6,600,000, to be used by AB Blue Acquisition to loan to DRABL to finance DRABL's acquisition of all of the issued and outstanding shares of Aegean Blue Holdings and related closing costs pursuant to the AB Blue Sale and Purchase Agreement and

(e)	with respect to the Tranche B Upsize Term Loan in the amount of
$2,500,000 to be used to make separation payments to the former owners/principals of the Mystic Dunes resorts.

(e)    Section 5.16 of the Credit Agreement is hereby amended by deleting "October 31, 2012" and substituting "November 30, 2012" in its place and stead.

(t) Clause (b) of Section 9.02 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in its place and stead:

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.07(b), 2.07(c), 2.07(d), 2.07(e) and 2.07(g), in each case which shall only require the approval of the Required Lenders), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, the Tranche A Term Loan Maturity Date or the Tranche B Term Loan Maturity Date, without the written consent of each Lender directly affected thereby, (iv) change Section 2.12(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) cause or permit the release or subordination of the Agent's lien in any material portion of the Collateral without the written consent of each Lender or (vii) cause or permit the release of Borrower or any Guarantor from their liabilities and obligations under the Loan Document without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Admiistrative Agent.

(g)Schedule 2.01 to the Credit Agreement is hereby amended to include the information in the schedule attached hereto as Schedule 2.01-Supplement #2.

(h)In that certain Third Amendment to Loan and Security Agreement dated as of October 4, 2012, by and among Borrower, the Administrative Agent and the Lenders signatories thereto, all references to "Tranche C" are hereby deleted in their entirety and references to "Tranche B" are substituted in their place and stead.

2.Representations and Warranties of the Borrower. The Borrower represents and warrants that:
(a)The execution, delivery and performance by the Borrower of this Amendment are within the Borrower's powers, have been duly authorized by all necessary organizational action on the part of the Borrower, and do not and will not contravene (i) the organizational documents of the Borrower, (ii) applicable law or (iii) any contractual or legal restriction binding on or affecting the properties of the Borrower or any Subsidiary.

(b)No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Amendment, except any order that has been duly obtained and is (x) in full force and effect and (y) sufficient for the purposes hereof.

(c)This Amendment is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

(d)As of the Amendment Effective Date, there are no Defaults or Events of Default.

3.Amendment Effective Date. This Amendment shall become effective as of the date hereof (the "Amendment Effective Date") upon the satisfaction of the following conditions precedent:

(a)The Administrative Agent shall have received (i) a counterpart of this Amendment signed on behalf of the Borrower, the Required Lenders, including each Lender holding a Tranche B Term Loan Commitment and the Guarantor or (ii) written evidence (which may include facsimile or other electronic transmission of a signed signature page of this Amendment) that each such party hereto has signed a counterpart of this Amendment.

(b)The representations and warranties set forth in Section 2 hereof are true and correct.

4.	Reference to and Effect Upon the Credit Agreement.

(a)Except as specifically amended and supplemented hereby, the Credit Agreement shall remain in full force and effect to the extent in effect immediately prior to this Amendment and is hereby ratified and confirmed.

(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement'', "hereunder'', "hereof', "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended and supplemented hereby.

5.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without giving effect to its choice of law provisions.
6.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Loan and Security Agreement as of the date first above written.

Borrower:

TEMPUS ACQUISITION, LLC

By: __/s/ Yanna Huang_____________
Name: Yanna Huang
Title: Treasurer

    Administrative Agent:

GUGGENHEIM CORPORATE FUNDING, LLC

By:___/s/ William Hagner__________________
    Name: William Hagner
Title: Senior Managing Director

Lenders:

NZC GUGGENHEIM MASTER FUND LIMITED, as a Lender

By:Guggenheim Partners Asset Management, LLC, as agent

By:___/s/ William Hagner__________________
    Name: William Hagner
Title: Senior Managing Director

GUGGENHEIM PRIVATE DEBT FUND
NOTE ISSUER LLC, as a Lender

By:Guggenheim Partners Asset Management, LLC, as agent

By:___/s/ William Hagner__________________
    Name: William Hagner
Title: Senior Managing Director

WAKE FOREST UNIVERSITY, as a Lender

By: Guggenheim Partners Asset Management,
LLC, as agent

    By:___/s/ William Hagner__________________
    Name: William Hagner
Title: Senior Managing Director

GUGGENHEIM PRIVATE DEBT MASTER
FUND, LLC, as a Lender

By:Guggenheim Partners Asset Management, LLC, as agent

By:___/s/ William Hagner__________________
    Name: William Hagner
Title: Senior Managing Director

SILVER ROCK FINANCIAL LLC, as a Lender

By:_____/s/ Ralph Finerman____________________
Name: Ralph Finerman
Title: Manager

BDIF LLC, as a Lender

By:_____/s/ Ralph Finerman____________________
Name: Ralph Finerman
Title: Manager

Tempus Holdings, LLC, a Delaware limited liability company, is the "Guarantor" named in that certain Guaranty dated as of June 30, 2011 (as amended, restated or otherwise modified from time to time, the "Guaranty"), in favor of Guggenheim Corporate Funding, LLC, as Administrative Agent for itself and for the Lenders under and as defined in the Loan and Security Agreement dated as of June 30, 2011 (as amended, restated or otherwise modified from time to time, the "Credit Agreement"). Tempus Holdings, LLC hereby acknowledges receipt of a copy of the foregoing Fouiih Amendment to Loan and Security Agreement, agrees that references in the Guaranty to the Credit Agreement shall mean the Credit Agreement as amended by said.Fourth Amendment to Loan and Security Agreement and as fmiher amended, restated or otherwise modified from time to time, and confirms the continuing validity of the Guaranty.

Guarantor:

TEMPUS HOLDINGS, LLC

By:__/s/ Yanna Huang_____________
Name: Yanna Huang
Title: Treasurer

Name:
Title:

SCHEDULE 2.01 – SUPPLEMENT #2

LENDERS; COMMITMENTS

LENDER	$6,600,000 TRANCHE B UPSIZE TERM LOAN COMMITMENT	$2,500,000 TRANCHE B UPSIZE TERM LOAN COMMITMENT

NZC Guggenheim Master Fund Limited	$0	$0
Guggenheim Private Debt Fund Note Issuer LLC	$5,652,775	$2,141,203
Wake Forest University	$0	$0
Guggenheim Private Debt Master Fund, LLC	$0	$0
Silver Rock Financial LLC	$473,612.28	$179,399
BDIF LLC	$473,612.28	$179,399

AGGREGATE COMMITMENTS	$6,600,000	2,500,0000